Exhibit 12

                                                                Inacom Corp.
                                              Computation of Ratio of Earnings to Fixed Charges



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                                         Year Ended December                         Twenty-Six Weeks Ended
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                           1991      1992       1993      1994       1995       June 24, 1995    June 29, 1996
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
Earnings Before
Taxes                      5,700    17,959     19,693    (3,750)    19,833          7,947            12,566
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Fixed Charges
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  Interest                 4,146     7,964      8,596    12,055     14,634          6,480             9,919
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  Rents & Leases           1,292     1,770      2,345     2,851      3,266          1,562             1,844
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    Total Fixed            5,438     9,734     10,941    14,906     17,900          8,042            11,763
Charges
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Adjusted Earnings         11,138    27,693     30,634    11,156     37,733         15,989            24,329
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Ratio of Earnings           2.05      2.84       2.80      0.75       2.11           1.99              2.07
to Fixed Charges
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

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